UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2013

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 26, 2013, the board of directors of the Company amended Section 3.5 of the Company’s Amended and Restated Bylaws in order to eliminate the requirement that the board hold an annual meeting immediately following the annual meeting of stockholders. The Company’s Amended and Restated Bylaws, as amended on June 26, 2013, are attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

The two matters submitted to a vote of stockholders at the Company’s annual meeting held on June 27, 2013 were the election of two directors to the board of directors and the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

The following table sets forth the results of voting for the re-election of the two directors to the board of directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Eri Chaya	32,533,639	3,098,081	971,449
Mark Demilio	35,588,241	43,479	971,449

The following table sets forth the results of the voting for the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

Votes For	Votes Against	Abstentions
36,594,351	3,329	5,489

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Restoration Hardware Holdings, Inc.

Date: July 2, 2013	By:	/s/ Karen Boone
Karen Boone
Chief Financial Officer